Company Contact:	Investor Relations Contact:
RELM Wireless Corporation	R J Falkner & Company, Inc.
William Kelly, EVP & CFO	R Jerry Falkner, CFA
(321) 984-1414	(800) 377-9893

RELM Wireless Reports 2009 Year-End and Fourth Quarter Results

Annual Sales Increase 46%; Annual EPS Improves By $0.29 to $0.17

WEST MELBOURNE, Florida -- March 4, 2010 -- RELM Wireless Corporation (NYSE Amex: RWC) today announced its financial and operating results for the quarter and year ended December 31, 2009.

For the year ended December 31, 2009, sales increased approximately $8.8 million, or 46.0%, to approximately $28.0 million, compared with $19.2 million for 2008. Net income for the year ended December 31, 2009 of approximately $2.4 million, or $0.17 per diluted share, was $4.0 million above last year’s net loss of $1.6 million, or $0.12 per share. Income tax expense for 2009 approximated $1.1 million, compared with a 2008 income tax benefit of $1.3 million. Income tax expense and benefit in both years were largely non-cash items as a result of the Company’s deferred tax assets, which are derived primarily from its net operating loss carry-forwards.

Gross profit margin for 2009 improved to 48.8% of sales, versus 47.3% of sales in the previous year. Selling, general and administrative expenses declined approximately $2.0 million (16.1%) to approximately $10.2 million (36.3% of sales) in 2009, compared with $12.1 million (63.2% of sales) in 2008.

For the quarter ended December 31, 2009, sales increased approximately $2.3 million, or 63.5%, to approximately $5.8 million, compared with $3.6 million for the same quarter in 2008. Net income for the quarter ended December 31, 2009 of approximately $0.3 million, or $0.03 per fully diluted share, was approximately $0.7 million higher than last year’s net loss of $0.3 million, or $0.03 per share. Tax expense for the most recent quarter was approximately $0.2 million, compared with a tax benefit of $0.5 million for the prior-year quarter. The tax expense and benefit in both quarters were primarily non-cash in nature.

Gross profit margin for the fourth quarter 2009 improved to 50.0% of sales, when compared with 43.3% of sales for the quarter ended December 31, 2008. Selling, general and administrative expenses totaled approximately $2.4 million for the fourth quarters in both 2009 and 2008, or 40.4% of sales and 68.3% of sales, respectively.

The Company had approximately $17.8 million in working capital as of December 31, 2009. For the year, cash increased approximately $2.2 million (39.9%) to $7.7 million, after repaying the $1.5 million balance that was outstanding at the start of the year on its revolving credit facility. Likewise, trade receivables as of December 31, 2009 increased approximately $2.0 million (113.0%) during the year. The Company also reduced net inventories by approximately $3.2 million (32.2%) over the course of 2009.

RELM President and Chief Executive Officer David Storey commented, “We were pleased to close the year with a solid fourth quarter that included noteworthy sales wins with the U. S. Department of Defense and being designated as a potential supplier under an important new contract with the U. S. Internal Revenue Service. The full year 2009 showed significant improvement from the previous year, not only in operating and financial results, but also in new customers and products. This improvement was realized while navigating the most difficult and uncertain economic and business environment in decades. We returned to profitability through sales growth, strong gross margins and prudent operating expense management. Much of the sales growth was realized through new customers, such as the DoD, and through our new KNG products; positive indicators that we are successfully raising awareness of RELM in the market, and customers are embracing our products and the value that we offer. We are looking forward to continuing the execution of our strategic plans and increasing our momentum in 2010.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Friday, March 5, 2010. Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on March 5, 2010. The call will also be webcast at http://www.relm.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available two hours after the completion of the call, from March 5, 2010 until March 12, 2010, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 437706.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability gained momentum as a result of significant communications failures during events such as the Oklahoma City bombings, the 9/11 attacks and Hurricane Katrina. RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: risks relating to the current financial crisis and adverse economic conditions; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions amid the financial crisis; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Sales, net	$5,848	$3,576	$27,989	$19,175
Expenses:
Cost of products	2,925	2,028	14,323	10,105
Selling, general and administrative expenses	2,364	2,444	10,167	12,119
Total expenses	5,289	4,472	24,490	22,224
Operating income (loss)	559	(896)	3,499	(3,049)
Other income (expense):
Interest (expense) income	0	10	(41)	143
Other income (expense)	1	3	(4)	(6)
Pretax income (loss)	560	(883)	3,454	(2,912)
Income tax (expense) benefit	(211)	538	(1,091)	1,286
Net income (loss)	$349	$(345)	$2,363	$(1,626)
Income (loss) per share - basic	$0.03	$(0.03)	$0.18	$(0.12)
Income (loss) per share - diluted	$0.03		$0.17
Weighted average common shares outstanding, basic	13,412	13,403	13,411	13,403
Weighted average common shares outstanding, diluted	13,839		13,600

RELM WIRELESS CORPORATION

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Data)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash & cash equivalents	$7,660	$5,475
Trade accounts receivable, net	3,767	1,769
Inventories, net	6,623	9,774
Deferred tax assets, net	1,611	1,562
Prepaid expenses & other current assets	896	931
Total current assets	20,557	19,511
Property, plant and equipment, net	1,306	1,386
Deferred tax assets, net	6,183	7,638
Capitalized software, net	3,024	1,732
Other assets	351	355
Total assets	$31,421	$30,622
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,250	$1,849
Accrued compensation and related taxes	1,086	617
Accrued warranty expense	228	302
Accrued other expenses and other current liabilities	195	110
Total current liabilities	2,759	2,878
Long-term debt	—	1,500
Commitments and contingencies
Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	—	—
Common stock; $0.60 par value; 20,000,000 authorized shares, 13,416,127 and 13,410,871 issued and outstanding shares at December 31, 2009 and December 31, 2008, respectively.	8,050	8,046
Additional paid-in capital	24,071	24,020
Accumulated deficit	(3,459)	(5,822)
Total stockholders' equity	28,662	26,244
Total liabilities and stockholders' equity	$31,421	$30,622